Exhibit 99.1

                                                                P.O. Box 2300
                                                      Winston-Salem, NC 27102

[LOGO]
TRIAD
Guaranty Insurance

                                 MASTER POLICY

Triad Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay the below named Insured, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representation and statements made in any application for coverage under this Policy and in any documents and writings, including any data transferred by electronic media related thereto, any Loss due to the Default by a Borrower on a Loan, subject to the terms and editions contained herein.


                                The Insured:  BNY Western Trust Company,
                                              as Co-Trustee
                                              700 South Flower Stree
                                              Suite 200
                                              Los Angeles, CA  90017


                           Master Policy No:  [Redacted]


                                       Date:  06/01/03



In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and there presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signature and binding on the Company.

                     TRIAD Guaranty Insurance Corporation



                President           [SEAL]           Secretary



                --------------------------------------------------
                             Authorized Signature

                             Terms and Conditions

I.   Definitions

     A. Appropriate Proceedings means any legal or administrative action by the Insured affecting either the Loan or the title to the Property, and include, but are not limited to:

           1. Preserving and pursuing deficiency rights where appropriate and permissible and where directed by the Company;

           2. Enforcing the terms of the Loan as allowed by the laws where the Property is located;

           3. Acquiring all of the Borrower's right, title, and interest in the Property, but excluding any voluntary conveyance under Condition IV.D.; or

           4. Asserting the Insured's interest in the Property in a bankruptcy proceeding involving the Borrower.

     B. Borrower means any Person required to repay the debt obligation created pursuant to the Loan, including any co-signer or guarantor of the Loan.

     C. Certificate means the document issued by the Company pursuant to this Policy and extending the indicated coverage option to a specified Loan.

     D. Borrower's Title to the Property shall mean all of the Borrower's right, title, and interest in the Property other than unexpired redemption rights.

     E. Claim means the timely filed written request, made on a form approved by the Company, to receive the benefits of this Policy.

     F.    Claim Amount means the amount computed in accordance with Condition
           V.B.

     G.    Consummated means the later of:

           1. The date on which the Loan was closed and all Loan documents were executed; or

           2. The date on which the funds under the Loan were initially disbursed to or for the account of the Borrower.

     H. Court Expenses means the out-of-pocket cost of initiating and conducting Appropriate Proceedings or any eviction proceedings. These expenses include costs of filing or serving pleadings, conducting discovery, and the enforcing of a judgment. These expenses do not include reimbursement for any time spent by the Insured or the Insured's employees, officers or agents nor do these expenses include attorney's fees.



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


     I. Default means the failure of a Borrower to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of a Loan, including any such amount due by reason of the Insured's exercise of the right to accelerate the Loan. A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made. For example, a Loan is "three
           (3) months in Default" if the monthly installments due on January 1 through March 1 remain unpaid as of the close of business on March 1.

     J. Effective Date means, provided that the premium has been paid as required herein:

           1. For new Loans, 12:01 a.m. on the date the Loan was Consummated. A new Loan is a Loan which was not Consummated as of the date the Insured submitted an application for coverage under this Policy; or

           2. For other Loans, 12:01 a.m. on the date of coverage as indicated on the Certificate.

     K. Environmental Impairment means damage to the environment caused by any of the following conditions, whether or not the occurrence of any such conditions was fortuitous, expected, intended, sudden, accidental, or gradual:

           1. The emission, discharge, disposal, dispersal, release, seepage, or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants, into or upon land, the atmosphere or any watercourse or body of water, or

           2. The generation of odor, noises, vibrations. light, electricity, radiation, changes in temperature, or any other sensory phenomena.

     L. Environmental Lien means any lien on Property pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act and all laws amendatory thereof or supplementary thereto, or any similar federal or state law providing for liens in connection with the cleanup of Environmental Impairments, or the commencement of legal or administrative proceedings that could result in such a lien.

     M. Good and Merchantable Title means the title to the Property, free and clear of all liens (including but not limited to Environmental Liens), encumbrances, covenants, conditions, restrictions, redemption rights and easements, except for:

           1. Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

           2. Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to





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

                 mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

           3. Any impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

     N.    Insured means:

           1.    The Person designated on the face of this Policy; and

           2.     Any Person who has become an Insured pursuant to Condition
                 II.J.

     O. Loan means any note, bond, or other evidence of Indebtedness secured by a mortgage, deed of trust, or other instrument, which constitutes or is equivalent to a first lien or charge on the Property and which the Company has underwritten and approved and to which coverage under this Policy has been extended.

     P. Loss means the liability of the Company with respect to a Loan calculated in accordance with this Policy. A Loss shall be deemed to have occurred when a Default on a Loan payment occurs, notwithstanding that the amount of Loss is not then either presently ascertainable or due and payable.

     Q. Person means any individual, corporation, partnership, association or other entity.

     R. Perfected Claim means a Claim received by the Company and containing all information or proof required by the Company.

     S. Physical Damage means any tangible injury to the Property occurring after the Effective Date of the Certificate, whether caused by accident or otherwise, not including reasonable wear and tear.

     T. Policy means this contract of insurance and all commitments, endorsements, schedules, and Certificates relating hereto, which are incorporated herein.

     U. Possession of the Property means actual and physical occupancy and control of the Property.

     V. Property means the Residential real property and all improvements and fixtures thereon which secure the Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all replacements or additions thereto.

     W.    Residential means:

           1. A type of building or a portion thereof which is designed for occupancy by not more than four (4) families; or



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

           2.    A single family condominium or PUD unit.

     X. Servicer means the Person designated by the Insured and approved by the Company to service a Loan pursuant to Condition II.1.

     Y. Any pronouns, when used herein, shall mean the single or plural, masculine or feminine, as the case may be.

II.  Coverage

     A. Application and Certificate--In order to obtain an extension of coverage under this Policy to a Loan, the Insured shall submit an application on forms furnished by or acceptable to the Company. The written application for original coverage or an increase in coverage on a Loan under the applicable Certificate, together with all supporting documentation and representations, are incorporated herein by reference. Approval of any application shall be at the discretion of the Company and shall be in the form of a Certificate which extends coverage pursuant to the terms and conditions of both this Policy and the Certificate.

     B. Initial Premium--Within fifteen (15) days from the Effective Date of the Certificate, the Insured shall forward the appropriate initial premium due to the Company. The Insured shall be entitled to a 30-day grace period for the payment of the initial premium.

     C. Renewal of Certificate and Cancellation for Non-Payment of Renewal Premium--The entire renewal premium for a Certificate shall be due and payable within forty-five (45) days after the coverage date through which the prior premium on the Certificate had been paid. The Company shall give the Servicer (or the Insured, if the Company's records do not indicate that a Servicer has been appointed) notice of the renewal premium due date of each Certificate. Upon payment of the entire renewal premium when due, the Certificate will be deemed renewed. If the Insured fails to make this payment within the forty-five (45) day period, the liability of the Company for any Default not then existing shall terminate as of 12:01 a.m. on the first day following the coverage date through which the prior premium had been paid, except that any Default occurring within the forty-five (45) day period which results in a Claim being filed will be covered and any due and unpaid renewal premium for the Certificate through the end of the applicable renewal period will be deducted from the Loss payment. In the event coverage hereunder for a Loan lapses due to non-payment of premium attributable to the transfer, seizure, or surrender of servicing rights with respect to such Loan, coverage shall automatically be reinstated, retroactive to the date coverage had lapsed, provided all past due premiums with respect to the Loan are paid to the Company within 90 days after the lapse commenced.

     D. Cancellation by the Insured of a Certificate--The Insured may cancel a Certificate by returning the Certificate to the Company or making a written request for cancellation to the Company and the Company must comply. Upon




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

           receipt thereof, the Company shall refund or collect such sum as may be determined to be due in accordance with the appropriate cancellation of premium schedule then in effect and furnished to the Insured. However, no refund on a Certificate will be paid if a Claim has been filed. Cancellation of a Certificate will not cancel this Policy.

     E. Cancellation of Policy--Either the Insured or the Company may cancel this Policy by providing thirty (30) days' [forty-five (45) days in Florida] written notice of cancellation of the Policy. After the effective date of cancellation, this Policy shall continue in full force and effect with respect to Certificates issued prior to the effective date of cancellation, subject to all of the terms and conditions of this Policy and the Certificates, but in all other respects this Policy shall be considered null and void.

     F. Loan Modifications--Unless advance written approval is obtained from the Company, the Insured shall not make any change in the terms of the Loan including, but not limited to, the borrowed amount, interest rate, term, or amortization schedule of the Loan, except as permitted by the terms of the Loan; nor any change in the Property; nor release the Borrower from liability on the Loan. If any of the foregoing events occur without the Company's advance written approval, the Company's liability for coverage under its Certificate shall terminate as of the date such event occurs and the Company's liability shall be limited to the return of a portion of the premium paid prior to the date of such event in accordance with the applicable cancellation schedule and all premiums paid after the date of such event.

     G. Open End Provisions--The Insured may increase the principal balance of the Loan, provided that the approval of the Company has been obtained. The Insured shall pay the Company the additional premium due at the then prevailing premium rate.

     H. Assumptions--If a loan is assumed with the prior approval of the Insured, the liability of the Company for coverage under its Certificate shall terminate as of the date of such assumption, unless the Company approves the assumption in writing or the Borrower's liability under the Loan has not been released. The Company shall not unreasonably withhold approval of an assumption. Upon termination of coverage under this Condition, the Company's liability shall be limited to the return of a portion of the premium paid prior to the date of such termination in accordance with the applicable cancellation schedule and all premiums paid after the date of such termination. It is understood that coverage will continue, and that the restriction of this Condition shall not apply, if the Insured cannot exercise a "due-on-sale" clause under the Loan or applicable law.

     I. Servicer--The Insured may transfer (by sale or otherwise) the right to service a Loan, subject to the Company's written approval. The Insured shall furnish written notice to the Company within thirty
           (30) days after the date the servicing is transferred. The Company may withdraw its approval of any approved Servicer





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

           by furnishing written notice to the Insured. The Insured shall replace a Servicer as to which approval is withdrawn within ninety
           (90) days after receipt of the Company's notice of withdrawal. The approved Servicer shall be considered the agent of the Insured with respect to all matters involving this Policy, including but not limited to the giving and receiving of notice of a Claim, the cancellation of a Certificate, the payment of premiums, and the receipt of any premium refunds that may become due under this Policy, and the Insured shall be bound by the acts and omissions of the Servicer as if they were the Insured's own acts and omissions.

     J. Change of Insured--If a Loan or a majority participation in a Loan is sold, assigned, or transferred by the Insured, coverage under the Certificate will continue with respect to the Loan, and the new owner or majority loan participant shall be considered the Insured(s) hereunder from the date notice thereof is given to the Company, if the new owner or majority loan participant is an institutional investor approved by the Company in advance, or otherwise from the date the new owner or loan participant is approved in writing by the Company; provided that, in either case, the Loan continues to be serviced by a Servicer approved by the Company. For purposes hereof, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation are considered approved institutional investors. Coverage for any Person becoming an Insured pursuant to this Condition shall be subject to all of the terms, conditions, and exclusions contained in this Policy and to all defenses to coverage available to the Company against the original Insured. Approval by the Company of a change of Insured shall not constitute a waiver by the Company of any rights under this Policy or any coverage defenses.

     K.    Coordination and Duplication of Insurance Benefits--

           1. If any portion of the Loan is uninsured, all payments made by the Borrower under the terms of the Loan shall be allocated to the insured portion of the Loan in the same ratio as the insured principal amount bears to the total principal amount of the Loan. Any payment of a Loss hereunder shall be likewise allocated on the same pro-rata basis.

           2. The Insured shall not carry duplicate mortgage guaranty insurance (other than mortgage guaranty pool insurance or supplemental mortgage guaranty insurance) on any Loan.

           3. The coverage under this Policy shall be excess over any other insurance which may apply to the Loan, except for mortgage guaranty pool insurance or supplemental mortgage guaranty insurance.

III. Exclusions From Coverage

The Company shall not be liable for, and the Policy shall not apply to, extend to, or cover the following:




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

     A. Balloon Payment--Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under the Loan, which payment arises because the Insured exercises its right to call the Loan when not in Default or because the term of the Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "Balloon Payment"); provided, however, that such exclusion shall not apply if the Insured or its approved Servicer offers the Borrower a renewal or extension of the Loan or a new loan at market rates, otherwise subject to Section II.F., in an amount not less than the then outstanding principal balance with no decrease in the amortization period. The exclusion shall not apply if the Borrower is notified of the availability of a renewal or extension of the Loan or a new loan and does not seek such renewal, extension or new loan.

     B. Effective Date--Any Claim resulting from a Default occurring before the Effective Date of the Policy or Certificate or after its lapse or cancellation, unless coverage is renewed in accordance with Condition II.C.

     C. Incomplete Construction--Any Claim when, as of the date of such Claim, construction of the Property is not completed in accordance with the construction plans and specifications (other than construction of repairs for Physical Damage occurring after the Effective Date of the Certificate).

     D. Negligence and Fraud--Any Claim involving or arising out of any dishonest, fraudulent, criminal, or knowingly wrongful act (including error or omission) by the Insured or the Servicer, or any Claim involving or arising out of negligence of the Insured or the Servicer, which negligence either (1) is material to the acceptance of the risk or to the hazard assumed by the Company or materially contributed to the Default resulting in such Claim, or
           (2) increased the Claim Amount, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the related Claim Amount will be reduced by the extent of such amount.

     E. Non-Approved Servicer--Any Claim occurring when the Servicer, at time of Default or thereafter, was not approved by the Company, provided that if approval of the Servicer is withdrawn by the Company pursuant to Condition II.I., the Servicer shall be deemed approved for purposes of this Condition until 90 days after the Insured has received the Company's notice of disapproval.

     F. Environmental Impairment--Any Claim involving Property that is subject to tangible injury caused by an Environmental Impairment, which has not been removed or remediated by the Insured in accordance with applicable federal, state, or local standards, and which was in existence prior to the Effective Date of the Certificate and

           1.    originated outside the dwelling (except radon);


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

           2.    was the principal cause of the Default;

           3. was not known to the Company on the Effective Date of the Certificate; and

           4. renders the Residential structure on the Property uninhabitable. For purposes hereof, a structure shall be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a reasonable person would conclude that the structure does not provide a reasonably safe place to live without fear to health or safety.

IV.  Conditions Precedent to Payment of Loss

It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

     A. Notice of Default--The Insured shall give the Company written notice;

           1. Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

           2.    Within ten (10) days of the earlier of either

                 a. The date when the Borrower becomes four (4) months in Default on the Loan; or

                 b. The date when any proceeding, including Appropriate Proceedings, which affects the Loan or the Property or the Insured's or Borrower's interest therein has been started.

           3. The Company shall not deny a claim by reason of the Insured's failure to provide timely notice as provided above unless the Company is materially prejudiced by such failure or written notice is not given to the Company within twelve (12) months after such notice became untimely. In the event the Company pays a claim as to which notice was not given timely, all Loan interest accruing during the period of lateness shall be excluded from the calculation of Loss.

     B. Monthly Reports--Following a notice of Default on a Loan, the Insured shall give the Company monthly reports, on forms furnished by the Company, on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports shall continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has obtained Borrower's Title to the Property.

     C.    Company's Options after Notice of Default--



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           1.    If the Company so requests, the Insured shall permit the
                 Company to assist the Insured in the collection of monies due under the Loan, including but not limited to activities such as obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property inspections, and requesting appraisals of the Property.

           2. If the Company so directs, at any time after receiving the Insured's Notice of Default, the Insured shall file a Claim within twenty (20) days and the Company shall make a payment of Loss in accordance with Condition V.C.2. Thereafter, following acquisition of Borrower's Title to the Property or either of the events described in Condition V.A.2. or V.A.3., the Insured shall be entitled to file a supplemental Claim in an amount equal to the sum of the advances, not included in the initial Claim, made by the Insured under Condition IV.G., subject to the limitation of Condition V.B.1.c., less the seven deductions specified in Condition V.B.2., to the extent not deducted in the payment of the initial Claim, and such supplemental Claim shall be paid by the Company in accordance with Condition V.C.2. For purposes of calculating the supplemental Claim, all amounts reimbursable to the Insured pursuant to Condition IV.H.2. shall be reimbursed in full.

     D. Voluntary Conveyance--The Insured may accept a conveyance of title from the Borrower in lieu of foreclosure or other proceeding if:

           1.    a.   The ability of the Insured to preserve, transfer and
                      assign to the Company the Insured's rights against the Borrower is not impaired; and

                 b. The rights of the Company under this Policy against such Borrower are not adversely affected; or

           2.    The written approval of the Company has been obtained.

     E. Appropriate Proceedings--The Insured MUST begin Appropriate Proceedings when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured shall report the status of these proceedings to the Company as reasonably and expeditiously as possible.

           In conducting Appropriate Proceedings, the Insured shall:

           1. Diligently pursue the Appropriate Proceedings once they have begun;

           2. Apply for the appointment of a receiver and assignment of rent if permitted by law and requested by the Company;



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

           3. Furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings;

           4. Act so that its ability to preserve, transfer and assign to the Company its rights against the Borrower is not impaired; and so that the rights of the Company under this Policy against the Borrower are not adversely affected, including any rights to obtain a deficiency judgment in accordance with Condition IV.H.;

           5. Furnish the Company with a written statement indicating the estimated potential Loss, calculated in accordance with Condition V.B., at least fifteen (15) days before the foreclosure sale; and

           6. Bid an amount at the foreclosure sale which fully protects the rights of the Company under this Policy against the Borrower, including any rights to obtain a deficiency judgment in accordance with Condition IV.H. The Insured shall follow the bidding instructions, if any, furnished by the Company. In the absence of such instructions, the Insured may bid the amount necessary to obtain Borrower's Title to the Property. If the Insured is unable to obtain Borrower's Title to the Property because it follows the Company's bidding instructions that specify a maximum bid or the winning bid price exceeds the Insured's estimate of the Property's market value, the Insured shall be entitled to file a claim under the Policy for the lesser of (a) the Loss payable in accordance with Condition V.C.2 and (b) the difference between the Loss payable in accordance with Condition V.C.1. and the net proceeds realized at the foreclosure sale. If the Company specifies a maximum bid that results in the amount described in (b) above exceeding the amount described in (a) above, then the Insured shall be entitled to file a claim under the Policy for the greater of such amounts. If the Company specifies a minimum bid that is less than the difference between the Loss payable in accordance with Condition V.C.1. and the Loss payable in accordance with Condition V.C.2. and the Property is redeemed from the Insured for less than the amount owed under the terms of the Loan, the Insured shall be entitled to file a claim for the difference between the Loss payable in accordance with Condition V.C.1. and the redemption price of the Property.

     F.    Mitigation of Damages--

           1. The Insured shall actively cooperate with the Company to prevent and mitigate the Loss and to assist the Company in the Company's attempts to prevent and mitigate the Loss, including but not limited to good faith efforts to effectuate the early disposition of the property. The Company will administer the Policy in good faith.

           2. Until such time as the Company waives its right to settle a Claim in accordance with Condition V.C.1. or its right to elect such method of




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

                 settlement has expired, the Insured shall not execute a binding contract to sell the Property without the Company's prior approval. Further, the Insured shall authorize its broker to release to the Company marketing information for the Property when requested by the Company, unless the insured shall have notified the broker that the Company's right to elect to settle a Claim in accordance with Condition V.C.1. has been waived or has expired. If the Insured wishes to obtain the Company's approval to execute a binding contract to sell the Property, it will submit to the Company information concerning the proposed Property sale, the expense items proposed by the Insured to be deducted from the gross proceeds of sale for purposes of Condition V.C.3., and the Insured's then-estimated amounts thereof. The Company will approve or reject the proposed settlement and will not require the Insured to make counteroffers. If the Company elects to settle the Claim in accordance with Condition
                 V.C.1., it will thereafter control the marketing of the Property.

     G. Advances--The Insured shall advance real estate property taxes and normal and customary hazard insurance premiums, foreclosure and eviction costs (including but not limited to Court Expenses and reasonable attorneys' fees), and necessary and reasonable expenses for the protection and preservation of the Property. The costs of repairing Physical Damage to the Property shall not be considered an approvable expense.

     H.    Deficiency Actions--

           1. If either the Company or the Insured elects to pursue a deficiency judgment against the Borrower, such party shall notify the other and together they shall determine for whose benefit the action shall be undertaken after considering all material information available. Any amounts collected from a judgment thereon, less post-judgment collection costs, shall be paid to the party for whose benefit the action was commenced. If pursuit of the deficiency judgment was undertaken for the mutual benefit of the Company and the Insured, (a) the rights against the Borrower will be held jointly, with each plaintiff having full and undivided rights against the Borrower, and (b) the Company shall be entitled to a percentage of the net amount collected, determined by dividing the total Loss paid by the Company with respect to the Claim by the gross amount of the deficiency judgment, and the balance shall be paid to the Insured. Until payment of Loss by the Company, the Insured shall retain control and management of a deficiency action undertaken for the mutual benefit of the Company and the Insured; and thereafter the control and management of such action shall be in accordance with the Company's instructions, provided that the Insured may retain control and management if, determined at the time of payment of the Loss, the Insured has more at risk than the Company due to multiple loan defaults by the same Borrower.


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

           2. If the pursuit of a deficiency judgment will cause additional expense, whether through delay in the Insured's ability to obtain Borrower's Title to the Property (free of any redemption rights) or otherwise, all advances made by the Insured pursuant to Condition IV.G., notwithstanding any limitation thereon continued to Condition V., and the amount of interest on the Loan computed at the contract rate stated in the Loan which are paid or accrued solely because of such delay in obtaining Borrower's Title to the Property shall be reimbursed as follows:

                 a. If pursuit of the deficiency judgment was undertaken solely for the Company's benefit, all such amounts shall be added to the Loss payable by the Company hereunder,

                 b. If pursuit of the deficiency judgment was undertaken solely for the Insured's benefit, no such amounts shall be recoverable hereunder; and

                 c. If pursuit of the deficiency judgment was undertaken for the mutual benefit of the Company and the Insured, all such amounts shall be allocated between the Company and the Insured in the same proportion to which they are entitled to share in the deficiency judgment, and appropriate settlement shall be made in accordance with such allocation. A settlement shall be made upon conclusion of the deficiency action for items paid or accrued through such date, and a final settlement shall be made after completion of any collection efforts.

     I. Claim Information--In order to make a Perfected Claim, the Insured must provide the Company with the following:

           1. A completed form approved by the Company for payment of a Claim;

           2.    All information reasonably requested by the Company;

           3. An executed trustee's or sheriff's deed, or other evidence satisfactory to the Company that the foreclosure sale has been completed, or a deed from the Borrower in the case of a voluntary conveyance, demonstrating that the Insured has obtained Borrower's Title to the Property; and

           4.    Access to the Property if requested by the Company;

                 provided that the Insured shall not be required to comply with subparagraphs 3 and 4 above if the Property is redeemed by the Borrower pursuant to the exercise of redemption rights arising in a foreclosure sale or is conveyed to a third party prior to the filing of a Claim in a foreclosure sale or in an early disposition of the Property approved by the Company.

V.   Loss Payment Procedure

     A.    Filing of Claim--The Insured shall file a Claim no later than sixty
           (60) days following the first to occur of the following events;

           1. The acquisition by the Insured of Borrower's Title to the Property and the expiration of any redemption rights;

           2. The disposition of the Property to a third party at a foreclosure sale; or

           3. The early disposition of the Property to a third party with the Company's approval pursuant to Condition IV.F.

           If the insured fails to file a Claim within the time prescribed, such failure shall be deemed to have been and election by the Insured to waive any right to any benefit under this Policy with respect to the affected Loan unless the Company agrees otherwise.

     B. Calculation of Claim Amount--The Claim Amount shall be an amount equal to the following:

           1.    The sum of

                 a. The amount of unpaid principal balance due under the Loan as of the date of Default;

                 b. The amount of accumulated delinquent interest due on the Loan, computed at the contract rate stated in the Loan, through the date that the Claim is submitted to the Company or, if earlier, the date sixty (60) days after the occurrence of the applicable event described in Condition V.A.; and

                 c. The amount of advances made by the Insured under Condition IV.G.; provided that

                      (1) Attorney's fees advanced thereunder shall not exceed three percent (3%) of the sum of the unpaid principal balance and the accumulated interest payable in accordance with Condition V.B.1.b; and

                      (2) Payment for such other advances shall be prorated through the date the Claim is submitted to the Company or, if earlier, the date sixty (60) days after the occurrence of the applicable event described in Condition V.A.

           2.    Minus the sum of

                 a. The amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property (other than proceeds of a sale of the Property);

                 b. The amount of cash remaining in any escrow account as of the last payment date;

                 c. The amount of cash to which the Insured has retained the right of possession as security for the Loan;

                 d. The amount paid under applicable fire and extended coverage policies which are not applied to restoring and repairing the Property, if the Property suffered Physical Damage, and which has not been applied to the payment of the Loan;

                 e. The estimated cost to repair Physical Damage to the Property, if more than $1,500.00, but only if the Company elects to settle the Claim pursuant to Condition V.C.1. and the Insured does not elect to perform such repairs;

                 f. The amount expended by the Insured for advances not authorized by Condition IV.G; and

                 g. The amount of any payments of Loss previously made by the Company on the Loan.

           3. If a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the amount of Loss shall include unpaid principal due under the unsecured portion of the Loan, even if the Borrower has been released from such portion of the Loan, with interest thereon computed at the note rate from the date of Default through the date referred to in Condition V.B.1.b.

     C. Payment of Loss--The Company shall elect the method of Loss settlement, as provided herein, within sixty (60) days after the Insured has filed a Claim in accordance with Condition V.A., whether or not the Company has made a final determination to accept the Claim. If additional information is required in order to make the Claim a Perfected Claim, the Company must request such information from the Insured within twenty (20) days after the date the Claim was filed, whereupon the 60-day period shall be suspended until such additional information is furnished to the Company. If at any time prior to its settlement election the Company is denied reasonable access to the Property, the 60-day period shall be suspended until such access is made available to the Company. The Company shall select from the following settlement options, at its sole discretion:

           1. Acquire title to the Property and pay the Claim Amount calculated in accordance with Condition V.B. The Loss shall be payable only if all of the following conditions are satisfied:

                 a. Title to the Property is conveyed to the Company by delivery of a recordable deed in normal and customary form, containing the usual warranties and convenants and conveying to the Company or its designee Good and Merchantable Title to the Property, together with evidence satisfactory to the Company, in the form of a title insurance policy approved by the Company or an opinion of title from an attorney approved by the Company, that the Insured has acquired and can convey to the Company or its designee Good and Merchantable Title to the Property;

                 b. All Physical Damage to the Property has been repaired by the Insured, but only if the cost of repairs exceeds $1,500.00 and the Insured has elected to repair Physical Damage to the Property in lieu of accepting a deduction from the Loss payment pursuant to Condition V.B.2.e. If the Insured elects to accept a deduction from the Loss payment in lieu of performing repairs, the Insured shall, at the Company's request, assign all of the Insured's rights, title, and interests in any and all insurance policies pertaining to the Property (but only to the extent the proceeds thereof have not been deducted from the Loss pursuant to Condition V.B.2.d.); and

                 c.   Possession of the Property is furnished to the Company.

           2. Pay a percentage of the Claim Amount pursuant to the coverage option specified on the Certificate. If the Company elects to pay the Loss under the terms of this subparagraph 2, the Company shall have no rights in the Property and the title to the Property shall be retained by the Insured; or

           3. If the Property is redeemed by the Borrower pursuant to the exercise of redemption rights arising in a foreclosure sale or is conveyed to a third party prior to the date the Loss payment becomes due in a foreclosure sale or in an early disposition with the Company's approval, the Company shall pay the lesser of (a) the Loss calculated in accordance with Condition V.B. minus the net proceeds of such disposition (i.e., net of actual and reasonable marketing and closing costs), or (b) the percentage of Loss calculated in accordance with Condition V.B. pursuant to the coverage option specified on the Certificate (unless the Company is required to pay the greater of amounts (a) and (b) under the specific circumstances described in Condition IV.E.6.).

                 Except as provided in Condition VI.C., payment of Loss shall be made not later than the end of the 60-day period or, if settlement is to be made in accordance with Condition V.C.1., not later than ten (10) days after the insured notifies the Company that it has satisfied all of the conditions stated therein, or the end of the 60-day period, whichever is later.

     D. Discharge of Obligation--Any and all payments in the full amount required by Condition V.C., plus any amounts required by Condition IV.C.2 and Condition IV.H.2, shall be a final discharge of the Company's obligation with respect to such Loss under this Policy.

VI.  Additional Conditions

     A. Proceedings of Eminent Domain--In the event that part or all of the Property is taken by eminent domain, condemnation or by any other proceedings by a federal, state or local governmental unit or agency, the Insured shall require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

     B.    Subrogation--

           1. To the extent permitted by applicable law, the Company shall be subrogated pro rata (with pro rata shares determined in accordance with Condition IV.H.) to all of the Insured's rights of recovery against the Borrower and any other person or organization relating to the Loan or to the Property; except that the Company will be entitled to all such rights if it is determined pursuant to Condition IV.H. that only the Company will pursue such rights or if the Company pays such Loss pursuant to Condition V.C.1. or Condition V.C.3.(a); and except, further, that the Insured will be entitled to all such rights if it is determined pursuant to Condition IV.H. that only the Insured will pursue such rights or if the Company is not entitled by law to pursue such rights. The Insured shall execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss hereunder, that would prejudice such rights.

           2. The execution by the Insured of a release or waiver of the right to collect the unpaid balance of a Loan shall release the Company from its obligation under its Certificate to the extent and amount of said release or waiver, anything in this Policy to the contrary notwithstanding.

     C. Claims Delay--If the payment of Loss is delayed pending an investigation by the Company of possible coverage defenses or for any other reason, simple interest on the amount thereof, computed at the contract rate or rates stated in the Loan through the date the Loss is paid, shall be added to the Loss payment. In no event shall the Company delay its decision to accept or deny a Claim more than one hundred twenty (120) days after the date the payment of Loss was otherwise required pursuant to Condition V.C. The denial of a Claim shall not abate the accrual of interest pursuant to this Condition VI.C. if it is ultimately determined, by legal proceedings or otherwise, that the Claim is covered under the Policy.

     D. Misrepresentation and Materiality of Obligations--The Insured agrees that statements made in matters presented by it, the Borrower, or any other party in any application for coverage under this Policy, and in the appraisal, the plans and specifications, and other exhibits and documents submitted therewith or at any time thereafter are the Insured's representations, and that the Company has issued the Certificate in reliance on the correctness and completeness thereof.

     E. Notice--In addition to all other means of communication deemed acceptable by the Company in writing, all notices, claims, tenders, reports and other data required to be submitted to the Company by the Insured shall be mailed postpaid to the Company at P.O. Box 2300, Winston-Salem, North Carolina 27102. The Company may change this address by giving written notice to the Insured. All notices to the Insured shall be postpaid to the address on the face of this Policy or the last known address unless the Company is otherwise notified in writing. The Company and the Insured may mutually agree that notices shall be sent to any additional Person. No liability is incurred by the Company if it is discovered that notice should have been sent to a Person other than the Insured or such additional Persons theretofore mutually agreed upon.

     F. Reports and Examinations--The Company may call upon the Insured for such reports pertaining to any Loan insured hereunder as it may deem necessary and may inspect the books or accounts of the Insured as they pertain to any Loan insured hereunder.

     G.    Suit--

           1. No suit or action for recovery of any Claim under this Policy shall be sustained in any court of law or equity unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action in equity is commenced within three (3) years [five (5) years in Kansas and Florida] after the Claim has been filed with the Company. No suit or action for Claim may be brought against the Company until sixty (60) days from the date that the Claim is filed.

           2. If a dispute arises concerning the Loan and involving either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan. The Company shall also have the right to direct the Insured to institute a suit on the Insured's behalf, at the Company's expense, if this suit is considered necessary or appropriate by the Company to preserve the Company's rights.

           3. If, under applicable law, the Borrower successfully asserts a defense which results in the release in whole or in part of the Borrowers obligations to repay the Loan, the Company shall be released to the same extent and amount from its liability under this Policy except as provided in Condition V.B.3.

     H. Conformity to Statute--Any provision of this Policy which is in conflict with the law of the jurisdiction in which the Insured is located is hereby amended to conform to the minimum requirements of that law.

     I. Special Conditions--The Company will not rescind coverage or deny or adjust a claim with respect to a Loan on the basis of a failure to satisfy a special condition (other than a special condition relating to completion of constructing rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive monthly payments from the Borrower's own funds.

     J. Premium Refunds--If a Claim is excluded and the Company is not otherwise prejudiced or damaged thereby, the Company shall refund to the Insured a portion of the premium paid on the Certificate prior to the date of the event giving rise to such exclusion in accordance with the applicable cancellation schedule and all premiums paid after the date of such event.

     K. Incontestability--Subject to the satisfaction of all of the conditions set forth below, the Company agrees not to reject or deny a claim for benefits under this Policy by reason of fraud, negligence, omission, error, or misrepresentation in the application for coverage of a Loan, or in any statement, document, exhibit, or information submitted in connection with an application for coverage. This provision will not apply unless all of the following conditions are satisfied:

           1. The Insured, any officer, employee, or agent of the Insured, any mortgage broker or intermediary underwriting or originating the Loan, or any other Person under contract with any of the foregoing Persons acting with respect to the Loan or the related Property transaction (including but not limited to an appraiser, escrow agent, or closing agent) did not possess or otherwise acquire actual knowledge of such fraud, negligence, omission, error, or misrepresentation prior to or within twelve (12) months after the Effective Date of coverage with respect to the Loan;

           2. The Company did not acquire actual knowledge of such fraud, negligence, omission, error, or misrepresentation prior to or within twelve (12) months after the Effective Date of coverage with respect to the Loan or if such knowledge was acquired by the Company within such twelve-month period, the Company failed to rescind coverage within thirty (30) days after the date it acquired such knowledge; and

           3. The Borrower has made twelve (12) consecutive regularly-scheduled loan payments prior to the date the Loan went into Default, utilizing funds available to Borrower from sources other than any Person described in condition 1 above.

             ENDORSEMENT FOR ADDITIONAL COVERAGE TO MASTER POLICY

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans which is in addition to other mortgage guaranty insurance coverage separately in effect for each of such Loans. This Endorsement will apply with respect to such additional coverage and will apply only to a Loan which is approved by the Company for insurance under it, which approval shall include a Loan underwritten by the Insured in accordance with the Company's Delegated Program. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement with respect to such additional coverage, this Endorsement will control and all terms capitalized in this Endorsement will have the meanings set forth in the Policy, except as otherwise defined herein. The terms and conditions of the Policy shall apply to the additional coverage on a Loan insured under this Endorsement, but with the Policy amended by adding, deleting or amending the following terms and conditions, as indicated.

This Endorsement applies to all Certificates providing additional coverage and issued under the Master Policy to which it is attached.

Section I. of the Policy, Definitions, has been revised as follows.

         Section I. N. of the Policy is deleted in its entirety and replaced with the following:

         N.    Insured means:

               1.    The Person designated on the face of the Policy;
                     or

               2. any Person to whom coverage has been assigned with the written approval of the Company as provided in Section
                     II. J. resulting in a change in the Insured named on a Certificate in accordance with this Policy.

         Section I. P. is deleted in its entirety and replaced with the following:

         P. Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section V. B., but subject to the Aggregate Loss Limit. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

         The following definitions have been added to Section I., Definitions, of the Policy.

         CC.   1.    Original LTV means the ratio of the principal balance of
                     the Loan at its origination to the Value of the Property, as calculated according to the Company's standard procedures.

               2. Net Original LTV means the ratio of the principal balance of the Loan at its origination less any Pledged Assets and existing primary mortgage insurance, if any, to the Value of the Property, as calculated according to the Company's standard procedures.

         DD. Primary Policy means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which provides the minimum coverage required by Section IV. J., and under a form of policy approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to them. At the Company's request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary Policy under which it obtains coverage.

         EE. Per Loan Loss Percentage means the indicated percentage applicable to Loans with a Net Original LTV as shown in Attachment 1.

         FF. Aggregate Loss means, at any given time, the total of all Losses on Loans which are subject to this Endorsement, including advance payments of Loss and partial payments of Loss with respect to a Default, paid by the Company reduced by the net proceeds received by the Company upon disposal of Properties acquired by the Company in settlement of such Losses. For purposes hereof, the term "net proceeds" shall consist of the sale price received by the Company, reduced by any expenses, payments or costs incurred by the Company in the ownership, maintenance and disposition of a Property, including all expenses of the type which would have been includable in a Claim for Loss, brokerage commissions, title insurance expenses, recording fees, and other costs and expenses of closing the sale of the Property; and expenses regarding the physical condition of the Property in order to make it ready for sale.

         GG. Aggregate Loss Limit means the Total Initial Principal Balance (as shown on this Endorsement) of Loans which are subject to this Endorsement, multiplied by the Aggregate Loss Percentage, as in effect from time to time, or such other amount set forth in this Endorsement, and as may be adjusted under Section VI. L., and represents the maximum aggregate amount payable by the Company under this Policy at the applicable time the Aggregate Loss Limit is calculated. When the Aggregate Losses paid by the Company under this Policy are an amount equal to the Aggregate Loss Limit then in effect, the liability of the Company to pay any additional Losses ceases until the Aggregate Losses are reduced below the applicable Aggregate Loss Limit.

         HH. Aggregate Loss Percentage means that percentage identified on this Endorsement, as such percentage may be adjusted and in effect from time to time as set forth on such Endorsement.

         II. Initial Principal Balance means the unpaid principal balance at the Certificate Effective Date of a Loan which is subject to this Endorsement.

         JJ. Total Initial Principal Balance means the sum of the Initial Principal Balances of all Loans insured under this Policy which are subject to this Endorsement.

Section II. of the Policy, Coverage, has been revised as follows.

         Section II. D. is deleted in its entirety and replaced with the following:

         II.D.    Cancellation by the Insured of a Certificate -
                  Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan and to pay corresponding premiums for continuation of such coverage except that:

                  (a) Additional Coverage on a Loan may be cancelled by the Insured effective when:

                        (1)    the unpaid principal balance of the
                               Loan is less than __% of the Value of the Property, provided that coverage of the Loan has been effective under this Endorsement for at least ____ years and the Loan has not been thirty (30) days or more delinquent more than ____ during the _____ months preceding the effective date of cancellation, or

                        (2)    the indebtedness represented by
                               such Loan is paid in full; and

                  (b) Coverage on all Loans under this Policy may be cancelled by the Insured when the aggregate outstanding principal balance of all Loans is less than ____ percent of the Total Initial Principal Balance.

                  Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan, if permitted, by making a written request to the Company for cancellation. However, no refund on a cancellation of coverage on a Loan will be paid upon cancellation. Cancellation of coverage on a Loan will not cancel this Policy.

         Section II. J. is deleted in its entirety and replaced with the following:

         II.J. Change of Insured - If coverage of a Loan is assigned or transferred by the Insured, to a new Insured, the Insured shall promptly notify the Company thereof and the Company shall, thereafter, change its records to identify the new Insured for such Loan. Such change of Insured shall only be allowed if advance written approval is obtained from the Company, which approval shall be in the sole and absolute discretion of the Company.

Section III. of the Policy, Exclusions from Coverage, has been revised as follows.

         The following additional exclusions from coverage contained in new Sections III. G., I., J., L. and M. are added to the Policy:

         III.G. Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) - Any Claim where, at any time after the Certificate Effective Date, there is Physical Damage to the Property of a type other than as described in Condition III.F. and other than reasonable wear and tear, subject to the following provisions:

                  1. This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500.00), or such higher amount as the Company may provide from time to time.

                  2. This exclusion will not apply if such Physical Damage was specifically disclosed to the Company in the application for coverage relating to the Property.

                  3.       This exclusion will apply if such Physical
                           Damage occurred:

                           a. prior to expiration of the settlement period described in Condition
                                    V.C. if the Company elects to acquire the related Property in settlement of a Claim; or

                           b.       prior to the Default and was the
                                    principal cause of the Default and the
                                    Property was either uninsured for loss
                                    arising from such Physical Damage or was insured for an amount which, disregarding any deductibles up to $1,500.00, was insufficient to restore the Property as provided in Condition III.G.4. below.

                  4.       The exclusion resulting from Condition
                           III.G.3. will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date. In lieu of requiring restoration of the property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

                  5. For purposes of this Condition III.G., the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items, affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

                  6. Cost estimates relied upon by the Company in connection with this Condition III.G. shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

         III.I. First Lien Status - Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and Insured hereunder did not provide the Insured at origination with a first lien on the Property.

         III. J. Breach of the Insured's Obligations or Failure to Comply with Terms - Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

                  1. Materially contributed to the Default resulting in such Claim; or

                  2.   Increased the Loss, except that if the
                       Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the related Loss will be reduced to the extent of such amount.

         III.L. Coverage Required Under Primary Policy - Any Claim, if for any reason coverage under a Primary Policy described in
                  Section IV. J. was not in effect at the time of conveyance of the Property as described in Section V. A. of this Policy.

         III.M. Payment of the Full Benefit of the Primary Policy - Any portion of any Claim for Loss to the extent the Insured under the related Primary Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary Policy, irrespective of the reason or cause, including insolvency of the Primary Policy insurer or failure of the Insured to comply with the terms and conditions of the Primary Policy.

Section IV. of the Policy, Conditions Precedent to Payment of Loss, has been revised as follows.

         Section IV. I. is amended by adding a new subparagraph (5) as follows:

                  5. A copy of the Primary Claim and evidence of the payment of, and any adjustments to, the Claim under the Primary Policy, and other information related to such Primary Policy as the Company may reasonably request.

         The following additional condition precedent to payment of Loss, in new Section IV. J., is added to the Policy:

         IV.J. Coverage Required Under Primary Policy - Except as hereinafter provided, the Insured shall have coverage in full force and effect under a Primary Policy at the time of conveyance of the Property as described in Section V. A. of this Policy, which provides coverage against loss resulting from a Default by the Borrower. The Primary Policy shall be required on certain Loans identified in Attachment 1 to this Endorsement and shall, at a minimum, provide coverage on the principal amount of the Loan in at least the percent as shown for such Loans on Attachment 1.

                  Coverage of a Loan under a Primary Policy must remain in force until cancellation is required under applicable law or required or permitted earlier under either the Fannie Mae servicing guide or Freddie Mac servicing guide which would generally be applicable to loans serviced for Fannie Mae or Freddie Mac, as such guides were in effect on the closing of such Loan.

Section V. of the Policy, Loss Payment Procedure, has been revised as follows.

         Section V. A. is deleted in its entirety and replaced with the following:

         A. Filing of Claim - The Insured must submit and settle its claim under a Primary Policy before a Claim on such loan may be filed under this Policy. Then, no later than sixty
                  (60) days after the Initial Claim under the Primary Policy is settled, the Insured shall file a Claim under this Policy. If the Insured fails to file a Claim within the time prescribed, such failure shall be deemed to have been an election by the Insured to waive any right to any benefit under this Policy with respect to the affected Loan unless the Company agrees otherwise.

         The first paragraph of Section V. B. is deleted in its entirely and replaced with the following:

         B.       Calculation of Claim Amount - Subject to Section V.
                  B. 3. and IV. C. 2., the requirement of a Primary Policy, if any, and to the Aggregate Loss Limit then applicable, the Claim Amount will be equal to:

         Section V. B. 2. is amended by deleting "and" after subparagraph (f) and inserting "; and" in place of the period at the end of (h), and by adding a new subparagraph (i) as follows:

                  i.       The greater of the amount of any claim
                           payment pursuant to a Primary Policy which the Insured received, or which the Insured should have received in order for the exclusion under Section
                           III. M. of this Policy not to have applied.

         Section V. C. 2. and Section V. C. 3 are deleted in their entirety and replaced with the following:

                  V.C.2 Per Loan Loss Percentage Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of :

                           (i)      the Loss calculated in accordance
                                    with Condition V. B. minus the net
                                    proceeds of such disposition (i.e. net of actual and reasonable marketing and closing costs) ; or

                           (ii)     the Per Loan Loss Percentage option
                                    which shall be calculated by multiplying the Per Loan Loss Percentage for such Loan based on its Net Original LTV (or the Per Loan Loss Percentage as otherwise set forth on Attachment 1 to this Endorsement) times the Claim Amount (without any reduction for the Primary Policy claim payment pursuant to Section V. B. 2. i).

                           However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section IV. E. 6.), then the Company shall pay the lesser of:

                           (i)      the Per Loan Loss Percentage option
                                    amount described above; or

                           (ii)     the difference between the Claim
                                    Amount and the amount realized by the
                                    Insured at the foreclosure sale or
                                    redemption.

                           Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the Insurer under a Primary Policy, no Loss shall be payable under this Policy.

         The following is added as the new last sentence of Section V. C. of the Policy:

         When the Aggregate Loss paid by the Company under this Policy is an amount equal to the Aggregate Loss Limit, the liability of the Company to pay any additional Claims for Losses ceases until the Aggregate Loss is reduced below the Aggregate Loss Limit, at which time this Section V. C. will again apply to any previously Perfected Claims.

Section VI. of the Policy, Additional Conditions, has been revised as follows.

         The following is added at the end of Section VI. D:

         The Insured represents to the Company that:

                  1.       All statements made and information
                           provided to the Company in an Application or in any Certificate (including as such is related to continuation of coverage upon assumption of a
                           Loan), whether by it, the Borrower, or any other Person, have been made and presented for and on behalf of the Insured; and

                  2.       All statements made and information
                           provided to the Company in the Application or in any Certificate when provided to the Company are not false or misleading in any material respect as of such date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s).

                  The foregoing representations will apply to all statements and information provided to the Company in the Application or Certificate, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

                  It is understood and agreed that such statements and information in the Application or Certificate, in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or to continue coverage of the related Loan; the Company issues the related Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information submitted to it and without any obligation to independently verify the statements and information presented; and the

                  Company's reliance on the representations in this Section
                  VI. D. survives the issuance of a Certificate or such continuation of coverage. Without otherwise limiting the scope of this Section VI. D., a breach of Section III. H. relating to down payment will be deemed a material misrepresentation for purposes of this Section VI. D.

         Section VI. K. and all references thereto in the Policy are deleted in their entirety.

         The following additional condition is added to Section VI as Section
         VI. L:

         L. Company's Remedies for Misrepresentation - If any of the Insured's representations as described in Section VI. D. are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums retroactively to such applicable date. In the case of rescission of coverage retroactively to the Certificate Effective Date, the Aggregate Loss Limit shall be adjusted as if such Loan had not been insured.

Attaching to and forming part of Policy No. ___________ issued to ____________
_____________________________________________________________________________.

Effective Date of Endorsement:  _______   Total Initial Principal
                                          Balance: ______________

Aggregate Loss Percentage:     ____________%   Aggregate Loss Limit:  _________


                     TRIAD GUARANTY INSURANCE CORPORATION

             President                         Secretary



                --------------------------------------------------
                           Authorized Representative

                                 ATTACHMENT 1

                         DELEGATED PROGRAM ENDORSEMENT

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans under the Delegated Program made available by the Company to certain Insureds to whom this Endorsement is issued. This Endorsement will apply only to a Loan which is identified by the Company as being insured under the Delegated Program. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control and all terms capitalized in this Endorsement will have the meanings set forth in the Policy, except as otherwise defined herein. The terms and conditions of the Policy shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting or amending the following terms and conditions, as indicated:

This Endorsement applies to all Certificates issued under the Master Policy to which it is attached.

Section I. of the Policy, Definitions, has been revised as follows.

         Section I. O. is deleted in its entirety and replaced with the following:

         O. Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other instrument, which constitutes or is equivalent to a first lien or charge on the Property and to which coverage under this Policy has been extended.

         The following definitions have been added to Section I., Definitions, of the Policy.

         Z. Eligibility Criteria means the requirements established by the Company from time to time applicable to the origination of a Loan (including approved mortgage loan programs, maximum loan-to-value ratios and original principal amounts, coverage limitations and underwriting requirements) and of which the Company notifies the Insured, as the same may be amended from time to time by the Company on prior written notice to the Insured.

         AA. Transmittal means the information and format designated as such by the Company which requests or directs the Company to issue its Certificate with respect to the identified Loan, and which includes all data and information and all exhibits and documents furnished to the Company in connection with the identified Loan. As the context requires, whenever the term "Application" is used in this Policy, the term "Transmittal" and its definition will be substituted.

         BB. Loan file means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Borrower's loan application, purchase contract, appraisal, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

Section II. of the Policy, Coverage, has been revised as follows.

         Section II. A. of the Policy is deleted in its entirety and replaced with the following:

         II.A. Loan Underwriting and Obtaining Coverage - This Policy shall automatically extend to each Loan which the Insured submits for coverage under this Policy, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Transmittal to the Company within thirty (30) days after the Insured makes or purchases the Loan (or such longer period as allowed by the Company), and the Company shall then issue a Certificate, if all applicable requirements are satisfied.

                  If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application received by it from the applicant, the Insured will be responsible for notifying the applicant in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

Section III. of the Policy, Exclusions from Coverage, has been revised as follows.

         Section III. H. is deleted in its entirety and replaced with the following:

         H. Down Payment - Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Transmittal or Loan File.

         The following additional exclusion from coverage contained in new section III. K. is added to the Policy:

         K. Non-Eligible Loans - Any Loan that did not meet the Eligibility Criteria in effect at the time the related Transmittal was submitted to the Company or any Loan as to which the Insured fails to submit a copy of its Loan file to the Company within thirty (30) days after the Company's written request.

Section VI. of the Policy, Additional Conditions, has been revised as follows.

         Section VI. D. of the Policy is deleted in its entirety and replaced with the following:

         VI. D. Representations of the Insured - The Insured represents to the Company that:

                  1.       All statements made and information
                           provided to the Company in a Transmittal or in a Certificate (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

                  2.       All statements made and information
                           provided to the Company in the Transmittal or in any Certificate when provided to the Company or contained in the Loan File when the Loan is closed are not false or misleading in any material respect as of such date(s) and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

                  3.       The Loan complies with the Eligibility
                           Criteria in effect at the time the Transmittal is submitted to the Company.

                  The foregoing representations will apply to all statements and information provided to the Company in the Transmittal or Certificate or contained in the Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

                  It is understood and agreed that such statements and information in the Transmittal, Certificate, or Loan File in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or to continue coverage of the related Loan; the Company issues the related Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company's reliance on the representations in this Section VI. D. survive the issuance of a Certificate or such continuation of coverage and any later review or audit of the Insured's files by the Company. Without otherwise limiting the scope of this
                  Section VI. D., a breach of Section III. H. relating to down payment will be deemed a material misrepresentation for purposes of this Section VI. D.

         The following additional condition is added to Section VI. as Section
         VI. L:

                  Company's Remedies for Misrepresentation - If any of the Insured's representations as described in Section VI. D. are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums retroactively to such applicable date. In the case of rescission of coverage retroactively to the Certificate Effective Date, the Aggregate Loss Limit shall be adjusted as if such Loan had not been insured.

         The following additional condition is added to Section VI. as Section
         VI. M:

         M. No Agency - Neither the Insured, any Servicer, nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured or Servicer.

Attaching to and forming part of Policy No. ___________ issued to ____________
_____________________________________________________________________________.

Effective Date of Endorsement:  _____________


                     TRIAD GUARANTY INSURANCE CORPORATION

                 President                      Secretary



          ----------------------------------------------------------
                           Authorized Representative

                     MASTER POLICY PROVISIONS ENDORSEMENT

This Endorsement applies to all Certificates issued under the Master Policy to which it is attached:



Under Section V. B., Calculation of Claim Amount provision, 2.h. is added to the Master Policy as follows:

         h. And, if the coverage under this Policy was paid for in a single premium that was financed at origination and included in the original amount of the Loan, the amount of the single premium so financed.



Under Section V. C., Payment of Loss provision, the following sentence is added at the beginning of the last paragraph as follows:

         In addition to the sum due pursuant to the option described above which the Company selects, if the coverage under this Policy was paid for in a single premium that was financed at origination and included in the original amount of the Loan, the Loss payable by the Company will include the amount of the single premium so financed.

                     TRIAD GUARANTY INSURANCE CORPORATION

               President                        Secretary



            -----------------------------------------------------
                           Authorized Representative